Exhibit 10.32

QUANTENNA COMMUNICATIONS, INC.
OUTSIDE DIRECTOR COMPENSATION POLICY

(Adopted and approved September 28, 2016;
Effective upon the effectiveness of the registration statement relating to the Company’s initial public offering))
Quantenna Communications, Inc. (the “Company”) believes that the granting of equity and cash compensation to the members of its Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (the “Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2016 Omnibus Equity Incentive Plan (the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity and cash payments the Outside Director receives under this Policy.
This Policy will be effective as of the effective date of the registration statement in connection with the initial public offering of the Company’s securities (the “Registration Statement”), with such date referred to as the “Effective Date.”

1.	CASH COMPENSATION
Annual Cash Retainer
Each Outside Director will be paid an annual cash retainer of $35,000. There are no per-meeting attendance fees for attending Board meetings or meetings of any committee of the Board.
Chair, Committee Membership, and Committee Chair Annual Cash Retainer
Effective as of the Registration Date, each Outside Director who serves as Lead Independent Director of the Board, chair of a committee of the Board, or member of a committee of the Board will be eligible to earn additional annual cash retainers as follows:

Lead Independent Director of the Board:	$20,000

Chair of Audit Committee:	$15,000

Member of Audit Committee
(excluding Committee Chair):	$7,500

Chair of Nominating and Corporate
Governance Committee:	$5,000

Member of Nominating and Corporate Governance
Committee (excluding Committee Chair):	$2,500

Chair of Compensation Committee:	$10,000

Member of Compensation Committee
(excluding Committee Chair):	$5,000
Payment. Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each Outside Director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment shall be made no later than thirty (30) days following the end of such immediately preceding fiscal quarter. For purposes of clarification, an Outside Director who has served as an Outside Director, as Lead Independent Director or as a member of an applicable committee (or chair thereof), as applicable, during only a portion of the relevant Company fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable annual retainer(s), calculated based on the number of days such Outside Director has served in the relevant capacities. For purposes of clarification, an Outside Director who has served as an Outside Director, as Lead Independent Director or as a member of an applicable committee (or chair thereof), as applicable, from the Effective Date through the end of the fiscal quarter containing the Effective Date (the “Initial Period”) will receive a prorated payment of the quarterly payment of the applicable annual retainer(s), calculated based on the number of days during the Initial Period that such Outside Director has served in the relevant capacities.

2.	EQUITY COMPENSATION
Outside Directors will be entitled to receive any types of Awards (except Incentive Stock Options) under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Section 2 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(a)    Initial Awards. Subject to Section 11 of the Plan, each person who first becomes an Outside Director following the Effective Date will be granted automatically a Restricted Stock Unit Award with a Value (as defined below) of $270,000 (the “Initial Award”), which grant will be effective on the date on which such person first becomes an Outside Director on or following the Registration Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that the number of Shares covered by an Initial Award will be rounded down to the nearest whole Share. Notwithstanding the foregoing, a Director who is an Employee (an “Inside Director”) who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award. Subject to Section 5 below and Section 14 of the Plan, and in each case, provided that the Outside Director continues to serve as a Director through the applicable vesting date, each Initial Award will vest as follows:

•
If the Initial Award is granted in connection with an annual meeting of the Company’s stockholders (an “Annual Meeting”), (x) one-third (1/3rd) of the Shares subject to the Initial Award shall vest on the one (1)-year anniversary of the date of grant (and if there is no corresponding day, on the last day of the month), or, if earlier, on the day prior to the first (1st) Annual Meeting following the date of grant; (y) an additional one-third (1/3rd) of the Shares subject to the Initial Award shall vest on the two (2)-year anniversary of the date of grant (and if there is no corresponding day, on the last day of the month), or, if earlier, on the day prior to the second (2nd) Annual Meeting following the date of grant; and (z) the final one third (1/3rd) of the Shares subject to the Initial Award shall vest on the three (3)-year anniversary of the date of grant (and if there is no corresponding day, on the last day of the month), or, if earlier, on the day prior to the third (3rd) Annual Meeting following the date of grant.

•
If the Initial Award is granted not in connection with an Annual Meeting, one-third (1/3rd) of the Shares subject to the Initial Award shall vest on each annual anniversary of the date of grant (and if there is no corresponding day, on the last day of the month).

(b)    Annual Awards. Subject to Section 11 of the Plan, each Outside Director automatically will be granted a Restricted Stock Unit Award (an “Annual Award”) with a Value of $135,000, subject to pro-ration as set forth in the following paragraph, and provided that the number of Shares covered by each Annual Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each annual meeting of stockholders (each, an “Annual Meeting”), beginning with the first Annual Meeting following the Effective Date; provided that any Outside Director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual Award with respect to such Annual Meeting.
If as of the date of an Annual Meeting, an Outside Director had not been an Outside Director as of the previous Annual Meeting, then he or she will not be granted a full Annual Award and instead will be granted a pro-rated Annual Award (“Pro Rata Annual Award”) with a total Value equal to the result of (x) $135,000 multiplied by (y) a fraction (i) the numerator of which is the number of months he or she has served as an Outside Director (including any portions of a month) since he or she first became an Outside Director (such number not to exceed twelve (12) and (ii) the denominator which is twelve (12); provided that the number of Shares subject to the Pro Rata Annual Award will be rounded down to the nearest whole Share; and provided further, that any Outside Director who is not continuing as a Director following the applicable Annual Meeting will not receive a Pro Rata Annual Award with respect to such Annual Meeting. For clarity, each Outside Director who has been an Outside Director for the full one- year period prior to first Annual Meeting following the Effective Date will receive a full Annual Award.
Subject to Section 5 below and Section 14 of the Plan, each Annual Award (including each Pro Rata Annual Award) will vest as to one hundred percent (100%) of the Shares subject thereto upon the earlier of the one (1) year anniversary of the grant date or the day prior to the Company’s next Annual Meeting occurring after the grant date, in each case, provided that the Outside Director continues to serve as a Director through the applicable vesting date.

(c)    Value. For purposes of this Policy, “Value” means, with respect to an Award of Restricted Stock Units, the Fair Market Value of the Shares subject thereto, or such other methodology the Board or Compensation Committee may determine prior to the grant of the full value award becoming effective, as applicable.
(d)    No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of Shares to be covered by such Awards, except pursuant to Section 7 below.

3.	TRAVEL EXPENSES
Each Outside Director’s reasonable, customary and properly documented travel expenses to attend Board and committee meetings will be reimbursed by the Company.

4.	ADDITIONAL PROVISIONS
All provisions of the Plan and form of award agreement approved for use under the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.

5.	ADJUSTMENTS
In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Policy, will adjust the number of Shares issuable pursuant to Awards granted under this Policy.

6.	SECTION 409A
In no event will cash compensation or, or to the extent taxable to the Outside Director, travel reimbursement payments, under this Policy be paid after the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the compensation is earned or expenses are incurred, as applicable, or (b) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply.

7.	REVISIONS
The Board or the Compensation Committee in their discretion may at any time change and otherwise revise the terms of the cash compensation granted under this Policy, including, without limitation, the amount of cash and timing of unearned compensation to be paid on or after the date the Board or the Compensation Committee, as applicable, determines to make any such change or revision. The Board or the Compensation Committee in their discretion may at any time change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the number of Shares subject thereto, the type of Awards to be granted on or after the date the Board or the Compensation Committee, as applicable, determines to make any such change or revision, and the vesting schedule of Awards. If, on the date of an Award grant under this Policy, an equity incentive plan other than the Plan is the primary equity incentive plan used by the Company, all references to the Plan in this Policy shall, with respect to such Award, be deemed to refer to the Company’s primary equity incentive plan in use at the time of such Award grant, including references to Section 11 of the Plan shall be deemed to refer to the section(s) of such primary equity incentive plan relating to the per person limits on the number or value of Shares that an Outside Director may receive under such plan during the period specified therein, and references to Section 14 of the Plan shall be deemed to refer to the section(s) of such primary equity incentive plan relating to adjustments to the Shares, dissolution or liquidation or the Company, and/or merger or Change in Control (or similar transactions) of the Company. The Board or the Compensation Committee in their discretion may at any time suspend or terminate the Policy.